UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd
Suite 500
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (832) 413-4770

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Polar and Epping Contribution Agreement
On May 6, 2015, Summit Midstream Partners, LP ("SMLP" or the "Partnership"), Summit Midstream Partners Holdings, LLC (“SMP Holdings”), Polar Midstream, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of SMP Holdings (“Polar”), and Epping Transmission Company, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of SMP Holdings (“Epping”), entered into a contribution agreement (the "Contribution Agreement") pursuant to which SMP Holdings agreed to contribute to us, via a wholly owned subsidiary of SMP Holdings, all of the issued and outstanding membership interests of Polar and Epping for a total purchase price of $255.0 million, subject to customary purchase price adjustments (the “Acquisition”). The Acquisition is expected to close before May 31, 2015, subject to customary closing conditions.
The Contribution Agreement generally contains customary representations, warranties and covenants of SMLP and SMP Holdings. SMP Holdings, on the one hand, and SMLP, on the other, have agreed to indemnify each other and their respective affiliates against certain losses resulting from any breach of their representations, warranties or covenants contained in the Contribution Agreement, subject to certain limitations and survival periods. SMP Holdings’ indemnity obligations related to Polar and Epping generally terminate on the first anniversary of the date that the Acquisition closes.
The assets to be acquired as a result of the Acquisition include certain crude oil and produced water gathering systems and transmission pipelines serving producers operating in the Williston Basin (the “Polar and Divide system”). The Polar and Divide system consists of more than 295 miles of crude oil and produced water pipelines, spanning throughout the central and western parts of Williams and Divide counties in North Dakota, from the Missouri River to the Canadian border. The Polar and Divide system began operating in May 2013 and currently has a maximum aggregate throughput capacity of 80,000 barrels per day ("bbls/d") of crude oil and produced water. In the first quarter of 2015, the Polar and Divide system gathered over 48,000 bbls/d of crude oil and produced water from pad sites, central receipt points and truck unloading stations. Crude oil is currently delivered to the COLT Hub in Epping, North Dakota and produced water is delivered to producer-owned and third-party injection wells located throughout the Williston Basin.
In connection with the Acquisition, SMP Holdings granted the Partnership an exclusive six-month option to purchase a 46-mile crude oil transmission pipeline project running from the Polar and Divide system to Global Partners LP’s Basin Columbus rail hub near Columbus, North Dakota (the "Stampede Lateral"). If the conflicts committee of the board of directors of our general partner elects to exercise this option, we will pay SMP Holdings $35.0 million for the Stampede Lateral project. This option may not be exercised until certain project milestones are met.
SMP Holdings owns a 49.4% limited partner interest in SMLP and a 100% ownership interest in Summit Midstream GP, LLC, the general partner of SMLP (the “General Partner”). The terms of the Acquisition were approved by the conflicts committee of the board of directors of our general partner, which committee consists entirely of independent directors, and by the entire board of directors of our general partner. The conflicts committee engaged Evercore Partners to act as its independent financial advisor and to render a fairness opinion, and Akin Gump Strauss Hauer & Feld, LLP to act as its legal advisor.
The description of the Contribution Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On May 6, 2015, Summit Midstream Partners, LP ("SMLP") announced the Acquisition and its results of operations for the three months ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 2.02, including Exhibit 99.1, is "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by SMLP under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), SMLP presents certain non-GAAP financial measures. Specifically, SMLP presents EBITDA, adjusted EBITDA, distributable cash flow and adjusted distributable cash flow. We define EBITDA as net income or loss, plus interest expense, income tax expense, and depreciation and amortization, less interest income and income tax benefit. We define adjusted EBITDA as EBITDA plus adjustments related to MVC shortfall payments, impairments and other noncash expenses or losses, less other noncash income or gains. We define distributable cash flow as adjusted EBITDA plus cash interest received, less cash interest paid, senior notes interest, cash taxes paid and maintenance capital expenditures. We define adjusted distributable cash flow as distributable cash flow plus or minus other unusual or non-recurring expenses or income.
We exclude these items because they are considered unusual and not indicative of our ongoing operations. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating SMLP’s financial performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of SMLP’s results as reported under GAAP.
Reconciliations of GAAP to non-GAAP financial measures are included as attachments to the press release which has been posted in the "Investors" section of our website at www.summitmidstream.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Contribution Agreement among Summit Midstream Partners Holdings, LLC, Polar Midstream, LLC, Epping Transmission Company, LLC and Summit Midstream Partners, LP dated as of May 6, 2015
99.1	Press release of Summit Midstream Partners, LP, dated as of May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: May 6, 2015	/s/ Matthew S. Harrison
Matthew S. Harrison, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contribution Agreement among Summit Midstream Partners Holdings, LLC, Polar Midstream, LLC, Epping Transmission Company, LLC and Summit Midstream Partners, LP dated as of May 6, 2015
99.1	Press release of Summit Midstream Partners, LP, dated as of May 6, 2015

4